                                                                   Exhibit 10.12


                               PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of January 23, 1998, made by John O'C. Nugent(the "Individual Investor"), in favor of Eagle Family Foods, Inc., a
            -------------------
Delaware corporation ("Eagle").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Eagle has agreed to loan the Individual Investor the amount set forth on Schedule I hereto (the "Loan"), to be evidenced by a promissory note delivered by the Individual Investor to Eagle (the "Note"), in order to enable the Individual Investor to purchase the shares set forth on Schedule I hereto of Common Stock, par value $0.01 per share, and Series A Non-Voting Preferred Stock, par value $0.01 per share (collectively, the "Shares"), of Eagle (in its capacity as issuer of the Shares, Eagle is referred to herein as the "Company"). Such Shares are to be purchased by the Individual Investor pursuant to the Subscription Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Subscription Agreement"), between Eagle and the Individual Investor;

     WHEREAS, it is a condition to the obligation of Eagle to make the Loan that the Individual Investor pledge the Pledged Stock as security for his obligations under the Note.

     NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

     1.  Defined Terms.  Unless otherwise defined herein, terms which are
         -------------
defined in the Subscription Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

     "Closing Date"  means the date upon which the transactions contemplated
      ------------
under the Subscription Agreement are consummated.

     "Code" means the Uniform Commercial Code from time to time in effect in the
      ----
State of New York.

     "Collateral" means the Pledged Stock, together with all stock certificates,
      ----------
securities or other property, options or rights of any nature whatsoever that may be issued or granted in respect of the Pledged Stock by the Company to the Individual Investor while this Pledge Agreement is in effect and all Proceeds.

     "Obligations" means the unpaid principal of and interest on the Note and
      -----------
all other obligations and liabilities of the Individual Investor to Eagle which may arise under, out of, or in connection with, the Note or this Pledge Agreement.

     "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or
      ----------------
otherwise modified from time to time.

     "Pledged Stock" means the Shares listed on Schedule II hereto.
      -------------

     "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1)
      --------
of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock or other Collateral, collections thereon or distributions with respect thereto.

     2.  Pledge; Grant of Security Interest; Return of Collateral.  Concurrently
         --------------------------------------------------------
with his execution and delivery of this Pledge Agreement, and from time to time as applicable, the Individual Investor shall deliver the Pledged Stock to Eagle. The Individual Investor hereby grants to Eagle a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, upon required prepayment or otherwise) of the Obligations. Promptly following the receipt of payment in respect of all Obligations hereunder, Eagle shall return to the Individual Investor the Collateral then held by it.

     3.  Stock Powers.  Concurrently with the delivery to Eagle of each
         ------------
certificate representing one or more shares of Pledged Stock, the Individual Investor shall deliver an undated stock power covering such certificate, duly executed in blank by the Individual Investor.

     4.  Representations and Warranties.  The Individual Investor represents and
         ------------------------------
warrants that:

     (a) the Individual Investor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all liens or options in favor of, or claims of, any other Person, except the liens created hereunder; and

     (b) the lien granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority lien on the Collateral.

     5.  Covenants.  The Individual Investor covenants and agrees with Eagle
         ---------
that, from and after the Closing Date until the Obligations are paid in full:

     (a) If the Individual Investor shall, as a result of his ownership of the Pledged Stock or any other Collateral, become entitled to receive or shall receive any non-cash dividend or distribution (whether in shares of Common Stock or additional shares of Preferred Stock, other securities or other property and whether in connection with any reclassification, increase or reduction of capital or any reorganization or otherwise), or any option or right, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock or any of the other Collateral, or otherwise in respect thereof, the Individual Investor shall accept the same as the agent of Eagle, hold the same in trust for Eagle, and deliver the same forthwith to Eagle in the exact form received, duly endorsed by the Individual Investor to Eagle, if required, together with an undated stock power covering any certificate received by the Individual Investor duly executed in blank by the Individual Investor, to be held by Eagle, subject to the terms hereof, as additional collateral security for the Obligations under the Note.

     (b) Without the prior written consent of Eagle, the Individual Investor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, except, with respect to the Pledged Stock, as permitted by the Subscription Agreement or the Stockholders' Agreement, dated as of the date hereof, among Eagle, the Company, the other Stockholders named therein and the Individual Investor (the "Stockholders' Agreement"), or (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for the lien created by this Pledge Agreement.

     (c) At any time and from time to time, upon the written request of Eagle, and at the sole expense of the Individual Investor, the Individual Investor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Eagle may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

     (d) The Individual Investor agrees to pay, and to save Eagle harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

     6.  Voting Rights.  Unless the Individual Investor fails to pay or perform
         -------------
any of the Obligations of the

Individual Investor under the Note, the Individual Investor shall be permitted to exercise all voting and consensual rights with respect to the Pledged Stock, provided, however, that no vote shall be cast or consensual right exercised or
--------  -------
other action taken which, in Eagle's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Subscription Agreement, the Stockholders' Agreement, the Note or this Pledge Agreement.

     7.  Rights of Eagle.  (a)  If the Individual Investor fails to pay or
         ---------------
perform any of the Obligations in accordance with their respective terms, all shares of the Pledged Stock shall be registered in the name of Eagle or its nominee and Eagle or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Company or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Individual Investor or Eagle of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Eagle shall have no duty to the Individual Investor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) The rights of Eagle hereunder shall not be conditioned or contingent upon the pursuit by Eagle of any right or remedy against the Individual Investor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Eagle shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall Eagle be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Individual Investor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     8.  Remedies.  Notwithstanding any provision to the contrary contained in
         --------
the Employment Agreement, dated as of January 23, 1998 (the "Lynch Employment Agreement"), by and among Eagle, Eagle Family Foods Holdings, Inc. and William
A. Lynch ("Lynch"), if the Individual Investor fails to perform any of his Obligations in accordance with their respective terms and such failure is continuing, Eagle may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Eagle, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Individual Investor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Eagle or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Eagle shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Individual Investor, which right or equity is hereby waived or released. Eagle shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Eagle hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to Eagle, to the payment in whole or in part of the Obligations, in such order as Eagle may elect, and only after such application and after the payment by Eagle of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need Eagle account for the surplus, if any, to the Individual Investor. To the extent permitted by applicable law, the Individual Investor waives all claims, damages and demands he may acquire against Eagle arising out of the exercise by him of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Individual Investor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Eagle to collect such deficiency.

     9.  Private Sales.
         -------------

     (a) The Individual Investor recognizes that, in the absence of registration under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Eagle may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Individual Investor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Eagle shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to register such securities for public sale under the Securities Act, or under applicable state securities laws.

     (b) The Individual Investor further agrees to use his best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable requirements of law. The Individual Investor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to Eagle, that Eagle has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Individual Investor, and the Individual Investor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

     10.  Limitation on Duties Regarding Collateral.  From and after the Closing
          -----------------------------------------
Date, Eagle's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Eagle deals with similar securities and property for its own account. Neither Eagle nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Individual Investor or otherwise; provided, however, that Eagle shall cooperate with the Individual Investor in order to transfer any or all of the Collateral in accordance with the terms of the Subscription Agreement or the Stockholders' Agreement.

     11.  Powers Coupled with an Interest.  All authorizations and agencies
          -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     12.  Severability.  Any provision of this Pledge Agreement which is
          ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.  Paragraph Headings.  The paragraph headings used in this Pledge
          ------------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     14.  No Waiver; Cumulative Remedies.  Eagle shall not by any act (except by
          ------------------------------
a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Eagle, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Eagle of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Eagle would otherwise have on any future occasion.
The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15.  Waivers and Amendments; Successors and Assigns; Governing Law.  None
          -------------------------------------------------------------
of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Individual Investor and Eagle, provided that any provision of this Pledge Agreement
                    --------
enforceable by Eagle may
be waived by Eagle in a letter or agreement executed by Eagle or by telex or facsimile transmission from Eagle. This Pledge Agreement shall be binding upon the successors and assigns of the Individual Investor and shall inure to the benefit of Eagle and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          16.  Notices.  (a) Notices may be given by the parties hereto and
               -------
shall be considered effective in the manner and at the time provided in the Agreement, addressed or transmitted to the parties or their permitted assigns at the following addresses (or at such other address as shall be given in writing by either party to the other).

          To Eagle:

               Eagle Family Foods, Inc.
               220 White Plains Road
               Tarrytown, New York 10591
               Attention:  Jonathan F. Rich, Esq.

          To the Individual Investor:

               John O'C. Nugent
               63 Crescent Place
               Short Hills, NJ  07078

     (b) Eagle hereby agrees to promptly notify the Individual Investor in the event that Lynch's employment is terminated pursuant to the Lynch Employment Agreement.

          17.  Counterparts.  This Pledge Agreement may be executed
               ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                              By:  /s/ John O'C. Nugent
                                 -------------------------------
                                   John O'C. Nugent



                              Eagle Family Foods Holdings, Inc.

                              By:  /s/ William A. Lynch
                                 ------------------------
                              Name:  William A. Lynch
                              Title:  Chairman of the Board of
                                      Directors and Chief
                                      Operating Officer

                                   SCHEDULE I
                                   To Pledge
                                   Agreement
                                   ---------

                         Number of Shares of        Number of Shares of
Amount Loaned            Preferred Stock            Common Stock
-------------            ---------------            ------------
     $250,000                    4,950                    63,230*


* 58,230 shares of Common Stock are Restricted Shares issued to the pledgor pursuant to the Eagle Family Foods Holdings, Inc. 1998 Stock Incentive Plan, and are subject to the terms and conditions of such Plan as well as the terms and conditions of a Restricted Stock Agreement dated as of January 23, 1998 between the Pledgor and Eagle Family Foods Holdings, Inc.

                                  SCHEDULE II
                                   To Pledge
                                   Agreement
                                   ---------


                          DESCRIPTION OF PLEDGED STOCK



                                 Common Stock

                                       Stock
                                    Certificate      No. of
Issuer                                  No.          Shares
------                              -----------      ------

Eagle Family Foods Holdings, Inc.      C-4            5,000
Eagle Family Foods Holdings, Inc.      C-10          58,230


                      Series A Non-Voting Preferred Stock

                                      Stock
                                   Certificate        No. of
Issuer                                 No.            Shares
------                             -----------        ------

Eagle Family Foods Holdings, Inc.      P-4             4,950